Exhibit 99.3

CORPORATE PARTICIPANTS

Dave Pace, Co-Chief Executive Officer of Tastemaker Acquisition Corporation

Michael Langhammer, Chief Executive Officer of Quality Gold

Jason Langhammer, Chief Operating Officer of Quality Gold

Dave Pace, Co-Chief Executive Officer of Tastemaker Acquisition Corporation

Hello and welcome to the investor presentation for the business combination between Quality Gold and Tastemaker Acquisition Company. My name is Dave Pace and I am co-CEO of Tastemaker Acquisition, and I’m excited to introduce you to a great company and what we believe is a great investment opportunity.

Today, you will hear about Quality Gold from CEO, Michael Langhammer, and COO, Jason Langhammer. Michael and Jason are sons of the founder and along with CFO, Dennis Horn, represent 92 years of experience with Quality Gold. In addition, I will provide a brief introduction and background to Tastemaker Acquisition and the transaction overview.

Quality Gold, or QG, is a leading global logistics provider to the U.S. jewelry industry, and Tastemaker is a special purpose acquisition company with approximately $279 million in trust.

The fundamentals of this business are strong with an extended history of consistent growth of both revenue and Adjusted EBITDA. FY 2022 saw revenues climb to $534 million with Adjusted EBITDA of $82 million, both all-time highs for the company.

The transaction sets the enterprise value at $989 million or 12.1x ’22 Adjusted EBITDA with assumed net debt estimated to be approximately $120 million at closing. Both parties are fully committed to the transaction with Michael and Jason rolling significant ownership. Cash from Tastemaker’s trust will be used for general business purposes or for acquisitions as you will hear more about from Michael.

So, why do we believe this is a good opportunity?

When we founded Tastemaker, Andy and I set out to find a real company with a strong business proposition, a history of performance, demonstrated growth in revenue and Adjusted EBITDA, led by a proven leadership team with significant growth opportunities still in front of it. After exploring a large number of business combination opportunities, we’re excited to say that QG fits all of our criteria.

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Quality Gold is a market leader that has been around for more than 40 years. During that time, they have created a sophisticated logistics solution to serve all channels within the widely distributed and highly fragmented U.S. jewelry industry.

Michael, Jason and team have built tremendous loyalty among their customer base through their ability to provide reliable service in a timely way. They have built significant barriers to competitive entry with proprietary technological solutions and broad vertical integration including manufacturing, distribution and customer support. This has resulted in exceptional customer and supplier retention, a proven ability to identify and integrate strategic acquisitions and consistent financial performance throughout their history. Along with that, they maintain a strong and flexible balance sheet that will allow them to quickly react to additional strategic opportunities that are in front of them.

As evidence of the sustained success that QG has achieved, you can see that they have grown throughout multiple economic cycles and Michael will speak more to this when you see this chart again later in the deck. It’s important to note that every year since 2007 has been the most profitable in the history of the company. This is one of the key reasons why we believe in the QG story. It’s a story built on solid, steady, and consistently profitable growth.

With that, let me hand it over to Michael and Jason who will tell you more about QG. Michael…

Michael Langhammer, Chief Executive Officer of Quality Gold

Thanks, Dave. Hello, everyone. Quality Gold was started in 1979 by our parents, my Dad with a PHD in Physics and my Mom, an elementary school teacher. Dad began by traveling and selling out of a suitcase to the local jewelers. Now we are a half billion-dollar company. As an important member of the Jewelry industry, we have developed and earned the trust and respect of all of our customers and suppliers.

We are a leading specialty logistics company for the U.S. jewelry industry, and are a vertically integrated “one stop shop” for much of the retail jewelry industry. We are a manufacturer, a specialty distributor, a fulfillment house, a shipper, and a creator of white-label brands. We have a strong management team, each with decades of experience. By paying attention to the details, we have consistently grown year after year. All of this combined creates a very unique company.

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Our customers are Independent Moms and Pops, Large and Regional Chains, Wholesale Clubs, Department Stores, TV, E-commerce and Wholesalers. We are aggressive in adding new product lines, and carry over 165,000 SKUs. We are adept at finding and maximizing acquisitions. There are key attributes and competitive advantages of our business, which we’ll discuss today, that have allowed us to adapt to changing market conditions and significantly outgrow the market. You will hear about our infrastructure, our technology, and sorting equipment that enables a $10 package or $250,000 shipment to go out the door. You will hear about our commitment to our customers to perform day after day, organic and inorganic growth, acquisitions and how these are all intertwined.

We have decided to take Quality Gold public in order to enhance our growth. My brother and I feel the future is extremely bright, and are retaining a significant amount of equity in the company. As you will later hear, the current macro environment will bring many opportunities. Fiscal Year 2022 was our best year ever in terms of Adjusted EBITDA. Every year since 2007 has been our best ever. Our story is about Diversification, Stability, Resilience and Growth.

The U.S. jewelry market is a large addressable market, and ripe for consolidation. It’s estimated to be a $69 billion playing field with no dominant player. Within the industry, Stuller and Richline are multi product line channel competitors, while Royal, Overnight and Fredrick Goldman I would classify as more single product line competitors. Quality Gold is a leader in the gold and silver channel, and we are very strong in the lab grown diamond space, with good concentrations in finished jewelry as well. Our competitive strengths include our expansive product lines and multi-channel distribution network.

We have a history of outperforming the growth of the jewelry industry. We do that in part by winning new customers, and in part by acquiring complementary companies and bringing them into our sales ecosystem. In recent years, as you see, we have operated 15 times above the growth of the Jewelry Industry!

With that I’m going to turn it over to Jason.

Jason Langhammer, Chief Operating Officer of Quality Gold

This slide gives a more detailed look at our core business.

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The majority of our sales is 14 karat gold, but we are well balanced across all product lines. Lab Grown diamonds have been part of our product mix for only four years, but have already captured 16% of our sales.

We have very little customer concentration risk. In our core business, no customer accounts for more than 8% of revenue and the top seven customers total 24%. The sales by channels are diversified as well. At times when one channel slows, another can pick up that slack. Our largest sales channel is “independents,” which is the most diversified of them all, comprising over 15,000 individual dealers. We have an overall average customer retention rate of approximately 17 years. Our diversity exists with our outside vendors as well. We buy from hundreds of different sources, and we manufacture many of our own products – more on this in a few minutes. Diversification is the key to our profitability and success. When the precious metal markets, customer preferences, shopping habits, or product trends change, we are able to adapt quickly with very little impact on our business. We sell into most channels, deal with most of the customers already, carry most of the product categories, and work with a variety of suppliers so when conditions do change, we are ready to take advantage of them.

We have over 400 vendors in 19 different countries. Over the past 40 years, we have built a complex, but very efficient supply infrastructure with strategically aligned factories. All of these factories, small or large, help complete our story, and make Quality Gold unique in our industry for its breadth of vertical integration.

These company-owned factories can control cost, production, delivery, and capacity to a much greater degree than reliance on outside vendors. Our factory in the U.S. specializes in personalized and special-order product as well as the production of stock product. Our factory in India produces mostly finished mined and lab grown diamond jewelry. We manufacture many of the 165,000 SKUs we stock. We catalog a majority of these SKUs into 7,500 pages. This becomes a very important tool that we give to our customers. It is the backbone of our business.

Quality Gold is many things to our customers, and we support them in so many ways. We are a reliable and financially stable partner. We are a just-in-time warehouse, a fulfillment house, and a source for stock, special orders, and personalization. We do shipping on demand - small or bulk shipments going to every channel of the industry. This gives the small jeweler access to a huge product line, warehousing, and next-day delivery. Our catalogs are on and below the jewelry counters of the majority of the industry. For many of these small businesses, and for some of the larger ones, as well, we are a one-stop shop, “Your complete jewelry source”. No minimum order ever.

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Diversification is spread across every aspect of our company. This huge variety of suppliers, sales channels and customers is a recipe for happy, longtime customers and for our continued growth.

Quality Gold is not a simple business to duplicate; there are significant barriers to entry. Earning the trust of a customer base requires performance year over year. To accomplish this takes a very sophisticated back end of the business, and attention to detail.

Our business requires many different internal departments working together to ensure our customers are taken care of and those packages get out the door. It takes an extremely talented and knowledgeable group of leaders. The tenure of our management team speaks volumes, with the average of our Senior management being over 19 years, and some here as long as 28 years. Our larger management team has over 16 years on average - over 600 years’ experience with just Quality Gold, a testament to our culture and team. Our employees are our biggest asset. We are extremely proud of them and what we have accomplished as a team.

Quality Gold has a strong and consistent record of increased sales and profit. The foundation for this success is our back-end operations, and our ability not only to handle enormous amount of products; but to accommodate the needs of many different types of customers. What sets us apart from other companies is our flexibility, capacity and diversification in the areas of suppliers, products and customer base.

At the very heart of our success is our very own in-house developed software which we have designed over the last 30 years. It is a software system that would be extremely hard to replicate. It allows us the flexibility to meet the demands of our customers today and in the future. Combined with our software is our exceptional warehouse. It allows us to stock and control over six million pieces of jewelry and ship over 1.5 million orders per year to over 15,000 customers. We have no minimum order. All of our customer service calls are taken by our representatives here in the U.S.A. Most of these orders are on demand and shipped same day to the customer. In fact, over 57% of all outbound orders are shipped directly to the end consumer in partnership with our retail partners. This flexibility to quickly and accurately ship to every level of retail allows us to capture more of the overall spend of our customers.

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Recently, we have increased our shipping capacity. This will not only ensure that we continue our commitment of shipping nearly every in-stock order same day but it will allow us also to continue to grow rapidly without long delays in building out existing infrastructure.

This flow chart shows our back-end flexibility and diversification in the areas of suppliers, products and customer base. Unlike our competitors, we have the ability to service a wide variety of customers. We are a fulfillment house, supplying the data feeds, images, packaging, processing returns, even a choice of shipping carriers. Thereby creating a turnkey solution for the e-tailer to concentrate on simply selling and marketing.

One very key point is that our inventory is being shared across all sale channels. Very little of our inventory is held for one customer. It is the key to managing inventory dollars. By stocking all of these products, we are in fact acting as a warehouse for stores; a key element in both economic expansion and contraction.

Orders can come in from a variety of ways. Not just via the phone. Qgold.com, electronic file transfer, and even fax.

Back to you Mike.

Michael Langhammer, Chief Executive Officer of Quality Gold

We are very aggressive at adding new products, bolstering existing lines, creating new product lines, and replacing weaker products when appropriate. Adding new products is in our DNA. You can see the consistent CAGR over the last six years.

Lab Grown Diamonds are a recent addition, but it’s been our biggest new product introduction to date.

We are always looking to add to existing lines, or even for complete new product lines that we can supply our existing customers. Typically, this takes the form not of a complete overhaul of the product line, but rather a methodical analysis of what’s selling and what’s not, what’s new and what’s trending. Our customers count on us to be their eyes and ears for what will be a best-seller in the coming year. Our products typically have a medium- and long- life cycle. We have lots of flexibility, so we can control our inventory – we can actually take a slow-moving gold product and melt it down, and reuse the gold.

We sell mostly unbranded jewelry. In the majority of the retail jewelry market, the most important brand is their store, their name, and their personal relationship with their customer. While we do create trade brands as part of our marketing and catalogs it represents a small portion of our business with the retailers. Here are a few on this slide.

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We have over 30 active trade brands. Our trade brands are designed to be used by the retailer in a way that’s useful to them, or helps their margins. We look at ourselves as enabling the retailer with our trade brands. We leave the margin on the table for the retailer with our products, whether branded or non-branded.

We have invested over the years to build out our infrastructure and built up our cost plateau. Our existing infrastructure can handle significant increases in sales without new investment. When I say “infrastructure,” I mean management, technology, equipment, and platforms; all are positioned for growth. With 15,000 business customers, we are used to volume, and we easily assimilate rapid increases in volume regardless of where it originates from.

Adding customers, adding products, or absorbing acquisitions, it’s part of our normal routine.

We have been successful at integrating acquired companies. An acquisition of a wholesaler for example fits in nicely, it’s one of the easiest to integrate. Each of our departments can easily absorb the increase in work load with minimal increase in labor.

We have opportunities for growth everywhere we look. Channel expansion, product expansion, organic growth with new customers. The biggest opportunities will occur with existing customers since we do business with most of the industry. There’s no acquisition cost to an existing customer.

We expect the higher profile and stability associated with being a public company to drive growth in some of the larger retail channels. Margin and Adjusted EBITDA growth will also occur when value acquisitions are brought in that take advantage of our current infrastructure and cost plateaus. The current economic environment will increase our market share as we lose competitors, and acquisitions will drive inorganic and as well as organic growth. I’ll come back to that one in a minute.

We have tremendous reach across the market. Our customer base is over 15,000 customers, the majority of these being Independent Jewelers. In many cases, we are aware that they are only buying some of our product categories, or maybe inconsistently buying throughout the year. These are mostly single stores, making individual purchasing decisions, earning the title Independents. We are working to increase our touch points with this group through our newly created independent outreach group.

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One of our biggest new initiatives is bringing on an increased sales force, and arming them with data analytics gathered from our huge database of customer purchases and behavior. We believe that with focused sales and customer outreach and education we will be able to significantly increase spend within our existing Independents.

We try to purchase companies at a low valuation, bring them into our ecosystem and then drive growth. Taking acquisitions and using them to add organic growth is what we have done in most cases, resulting in continuing contribution long after a deal is signed. We have demonstrated an average 26% CAGR post acquisition date.

There is no single reason for acquiring a company. We have dissected our acquisitions over the years and categorized them across multiple area. Some acquisitions provide us with a complete factory, like our Steckbeck India factory purchase. We have since grown sales and with it came intangibles like an experienced management and work force that continue to pay dividends.

Other companies we purchase usually come with a treasure trove of tooling, dies and molds that we can explore for future products to expand on. Many times, we acquired a brand or trade brands. You can see that most, in the end, result in a greater vertical integration of Quality Gold. And, at times, an acquisition has just come down to economics, or our strategic insight that it just makes sense. We are highly selective in our purchases. Many of the targets have been family owned without a transition plan, many times we are the only suitor.

The environment is ripe for an increase in acquisition size and activity, especially as the economic turbulence increases. One of the questions we get is, why go public now and why a SPAC? Larger acquisitions are the real driving force for going public. A SPAC gives us market and price certainty and allows us to partner with Tastemaker who has experience in the public markets. We are a real company with profits year after year. We want to enhance that growth, and we believe that being public helps us accomplish this goal. We are focused on the long term. Note, we are not cashing out, we will continue to own a large portion of the stock. Take this as a sign of the ultimate confidence in the business that we and our employees have built. We want to grow, want to double and then double again. We want to capitalize on the M&A opportunities that we see today. We will use leverage and our equity currency to help accomplish these goals.

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Our focus on operations, infrastructure and customer service has resulted in strong financial performance. Over $534 million in revenue during Fiscal Year 2022 and a significant growth in Adjusted EBITDA year after year. We continue to perform and deliver to our customers. Satisfy them as best we can year after year and the business keeps growing. This helps explain our consistent performance and growth over the 40 plus years.

We believe that our Covid boost will be permanent - we are way above 2019 levels and aren’t going back. We are retaining our business and regrouping so as to continue to grow. Jewelry is a consumer discretionary item. It leads us often early into a recession and early out. You see that illustrated in 2009-2010 where we were down 6% before we rebounded. During economic upheaval, history shows our momentum slows. But once we push through, we will continue to grow, we will bounce out. Comparing our performance to the U.S. Jewelry market and U.S. GDP, we have consistently outperformed. This can be traced back to our innovation, our strong customer relationships built and nurtured over time, and our diversification across all areas.

Our precious metals are hedged. We don’t speculate. In this way, we are a reliable company. Gold rising or falling is of little consequence on a daily basis. We have various hedging instruments, including a gold leasing facility with banks, forward contracts and exchange listed futures to hedge our precious metals. These instruments are key to our hedging strategy and offset the changes in value of the precious metal. So, we are not speculating, and we believe our gross margin has little exposure to these changes.

QG has a long history of growth in revenue and earnings. This slide illustrates what we have been able to accomplish over the last three and five years, with CAGR growth rates in Adjusted EBITDA and revenue. Please note that 2022 includes our acquisition of MTM, a high-volume, lower-margin manufacturer of gold and silver jewelry.

Finally, I will hand it over to Tastemaker.

Dave Pace, Co-Chief Executive Officer of Tastemaker Acquisition Corporation

Thanks Michael.

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So hopefully, you now have a sense for why we at Tastemaker are so excited about this opportunity. This is a well-established company with an experienced leadership team that has performed consistently over its more than 40 years in business.

By listening to their customers and adapting to the changing needs of the industry, they have established significant competitive moats that limit the ability of others to enter this space. In so doing, they have created a unique and valued position within the jewelry industry and enjoy the loyalty of their extensive customer base.

Despite this success, there remains considerable white space in this segment and they have demonstrated their ability to not only grow organically, but also to seek out, secure and integrate strategic acquisitions that further strengthen their position. Perhaps most importantly for investors, this has resulted in accelerating financial performance year after year throughout their history.

We at Tastemaker are excited about the opportunity to partner with Quality Gold and we hope you are too.

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